UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 5, 2008

Frontier Airlines Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51890	20-4191157
(State of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

7001 Tower Road, Denver, Colorado		80249
(Address of principal executive offices)		(Zip Code)

720-374-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 5, 2008, the United States Bankruptcy Court for the Southern District of New York approved a secured super-priority debtor-in-possession credit agreement (“DIP Credit Agreement”) with Republic Airways Holdings, Inc., Credit Suisse Cayman Island Branch, AQR Capital, and CNH Partners, LLC (the “Lenders”), each a member of the Unsecured Creditors Committee in Frontier’s Chapter 11 Bankruptcy cases.  The DIP Credit Agreement contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including reporting requirements and maintenance of financial covenants.  The DIP Credit Agreement provides for the payment of interest at an annual rate of 16% PIK interest, or annual interest of 14% if the Debtors pay the interest monthly.  The DIP Credit Agreement will mature on April 1, 2009.  On August 8, 2008, the DIP facility was funded in the amount of $30 million. The Lenders will consider funding an additional $45.0 million subject to the terms and conditions of the DIP Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FRONTIER AIRLINES HOLDINGS, INC.

Date: August 12, 2008	By: /s/ Matthew Henry
Its: Vice President and General Counsel